FOR IMMEDIATE RELEASE

Contact:	Jerry W. Nix, Vice Chairman and CFO (770) 612-2048

GENUINE PARTS COMPANY
REPORTS RECORD SALES AND EARNINGS FOR
SECOND QUARTER AND FIRST HALF OF 2006

Atlanta, Georgia, July 19, 2006 — Genuine Parts Company (NYSE: GPC) reported record sales and earnings for the second quarter and six months ended June 30, 2006. Tom Gallagher, Chairman, President and Chief Executive Officer, announced today that second quarter sales totaling $2.7 billion were up 8% compared to the second quarter of 2005. Net income was $120.7 million, an increase of 9%, compared to $111.0 million for the second quarter of 2005. On a per share diluted basis, net income was 70 cents, up 11% compared to 63 cents for the second quarter last year.

For the six months ended June 30, 2006, sales totaled $5.2 billion, up 8% compared to the same period in 2005. Net income for the six months was $234.6 million, an increase of 8% over $217.6 million recorded in the previous year. Earnings per share on a diluted basis were $1.35, up 9% compared to $1.24 for the same period last year.

Mr. Gallagher stated, “We are pleased to report record sales and earnings for the 2nd Quarter of 2006. We continued to experience positive growth patterns in each of our four business segments. Motion Industries, our Industrial Group, grew sales by 10% and EIS, our Electrical Group, posted a 24% sales increase for the quarter. Business conditions remain strong for the industrial and electrical operations and we anticipate more good results from these groups in the second half of the year. S.P. Richards, our Office Products Group, generated a 6% sales increase for the quarter and the Automotive Group reported a 5% sales increase for the quarter. Our sales initiatives, combined with positive employment figures, GDP expansion and favorable aftermarket demographics, provide each of our segments with additional growth opportunities over the balance of 2006 and we anticipate solid performances from all four groups.”

Mr. Gallagher further commented, “The balance sheet at June 30, 2006 remains in excellent condition and we continue to strengthen our financial position through strong earnings growth as well as working capital and asset management initiatives.”

Mr. Gallagher added, “The Company also continues to generate consistent and steady cash flows and our cash position remains strong. Our priorities for cash include the dividend, opportunistic share repurchases, the ongoing investment in each of our businesses and strategic bolt-on types of acquisitions. As part of our share repurchase program, we have purchased 2.0 million shares of our Company stock in 2006.”

Mr. Gallagher concluded, “We are pleased with our progress thus far in 2006 and we are encouraged by the opportunities for continued sales and earnings improvements over the last half of the year.”

Conference Call

Genuine Parts Company will hold a conference call today at 11:00 a.m. EDT to discuss the results of the quarter and the future outlook. Interested parties may listen by dialing 877-422-4780, conference ID 2278206. A replay will also be available at 800-642-1687, conference ID 2278206, until 12:00 a.m. EDT on August 2, 2006.

Forward Looking Statements

Some statements in this release constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that its forward-looking statements involve risks and uncertainties. The Company undertakes no duty to update its forward-looking statements, which reflect the Company’s beliefs, expectations, and plans as of the present. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors include, but are not limited to, changes in general economic conditions, the growth rate of the market for the Company’s products and services, the ability to maintain favorable supplier arrangements and relationships, competitive product and pricing pressures, including internet-related initiatives, the effectiveness of the Company’s promotional, marketing and advertising programs, changes in laws and regulations, including changes in accounting and taxation guidance, the uncertainties of litigation, as well as other risks and uncertainties discussed from time to time in the Company’s filings with the Securities and Exchange Commission.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada and Mexico. The Company also distributes industrial replacement parts in the U.S. and in Canada through its Motion Industries subsidiary. S. P. Richards Company, the Office Products Group, distributes office products nationwide in the U.S. and Canada. The Electrical/Electronic Group, EIS, Inc., distributes electrical and electronic components throughout the U.S., Canada and Mexico.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands, except per share data)
Net sales	$2,661,805	$2,475,657	$5,215,357	$4,817,858
Cost of goods sold	1,836,623	1,714,400	3,586,698	3,320,121

	825,182	761,257	1,628,659	1,497,737
Selling, administrative & other expenses	629,688	581,419	1,248,670	1,145,689

Income before income taxes	195,494	179,838	379,989	352,048
Income taxes	74,814	68,871	145,384	134,483

Net income	$120,680	$110,967	$234,605	$217,565

Basic net income per common share	$.70	$.64	$1.36	$1.25
Diluted net income per common share	$.70	$.63	$1.35	$1.24
Weighted average common shares outstanding	172,186	174,270	172,478	174,519
Dilutive effect of stock options and
non-vested restricted stock awards	893	962	925	971

Weighted average common shares outstanding –
assuming dilution	173,079	175,232	173,403	175,490

GENUINE PARTS COMPANY and SUBSIDIARIES
SEGMENT INFORMATION AND FINANCIAL HIGHLIGHTS

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
	(Unaudited)
	(in thousands, except ratio analysis)

Net sales:
Automotive	$1,362,230	$1,294,783	$2,590,019	$2,463,738
Industrial	773,553	702,591	1,544,780	1,389,331
Office Products	427,229	401,593	893,184	812,522
Electrical/Electronic Materials	104,021	83,748	199,490	168,037
Other (1)	(5,228)	(7,058)	(12,116)	(15,770)

Total net sales	$2,661,805	$2,475,657	$5,215,357	$4,817,858

Operating profit:
Automotive	$113,399	$110,780	$209,255	$206,087
Industrial	59,073	50,355	116,588	98,608
Office Products	38,523	35,611	86,219	81,638
Electrical/Electronic Materials	6,272	4,713	11,125	8,022

Total operating profit	217,267	201,459	423,187	394,355
Interest expense, net	(6,415)	(7,263)	(13,587)	(15,210)
Other, net	(15,358)	(14,358)	(29,611)	(27,097)

Income before income taxes	$195,494	$179,838	$379,989	$352,048

Capital expenditures	$31,070	$19,556	$58,591	$40,324

Depreciation and amortization	$17,632	$17,189	$35,255	$34,260

Current ratio			3.1/1	3.1/1

Total debt to total capitalization			15.4%	16.2%

(1)	Represents the net effect of discounts, incentives and freight billed reported as a component of net sales.

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30,	June 30,
	2006	2005
	(Unaudited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$189,145	$260,538
Trade accounts receivable	1,307,071	1,225,674
Merchandise inventories	2,162,405	2,125,366
Prepaid expenses and other current assets	192,477	152,571

TOTAL CURRENT ASSETS	3,851,098	3,764,149
Goodwill and other intangible assets	62,504	62,615
Other assets	516,216	403,335
Total property, plant and equipment, net	416,135	380,692

TOTAL ASSETS	$4,845,953	$4,610,791

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Trade accounts payable	$1,018,914	$974,846
Other borrowings	-0-	929
Income taxes payable	30,881	43,606
Dividends payable	58,104	54,450
Other current liabilities	148,024	154,522

TOTAL CURRENT LIABILITIES	1,255,923	1,228,353
Long-term debt	500,000	500,000
Other long-term liabilities	116,765	110,954
Deferred income taxes	159,304	116,809
Minority interests in subsidiaries	58,635	55,243
Common stock	171,308	174,061
Retained earnings and other	2,584,018	2,425,371

TOTAL SHAREHOLDERS’ EQUITY	2,755,326	2,599,432

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,845,953	$4,610,791

GENUINE PARTS COMPANY and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2006	2005
	(Unaudited)
	(in thousands)

OPERATING ACTIVITIES:
Net income	$234,605	$217,565

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	35,255	34,260
Other	6,781	2,188
Changes in operating assets and liabilities	(30,627)	63,214

NET CASH PROVIDED BY OPERATING ACTIVITIES	246,014	317,227

INVESTING ACTIVITIES:
Purchase of property, plant and equipment	(58,591)	(40,324)
Other	2,816	6,271

NET CASH USED IN INVESTING ACTIVITIES	(55,775)	(34,053)

FINANCING ACTIVITIES:
Net payments on credit facilities	(881)	(37)
Stock options exercised	5,157	11,569
Excess tax benefits from share-based compensation	1,620	-0-
Dividends paid	(112,426)	(107,125)
Purchase of stock	(83,475)	(61,983)

NET CASH USED IN FINANCING ACTIVITIES	(190,005)	(157,576)

NET INCREASE IN CASH AND CASH EQUIVALENTS	234	125,598
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	188,911	134,940

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$189,145	$260,538